EXHIBIT 10.4
EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and entered into as of September 28, 2008, by and between Steve Barnett (the “Director”) and Medis Technologies Ltd., a Delaware corporation (the “Company”).  Each of the Director and the Company are sometimes referred to herein as a “Party” or, collectively, as the “Parties.”

RECITALS

WHEREAS, the Director has been granted the options to purchase shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company, which are identified on Exhibit A attached hereto (the “Options”);

WHEREAS, the Board of Directors of the Corporation (the “Board”), the Compensation Committee of the Board and the Audit Committee of the Board, each (a) has carefully reviewed and analyzed the transactions contemplated herein, (b) believes it to be in the Company’s best interest to (i) cancel the Options upon their surrender to the Company pursuant to the terms hereof and (ii) issue certain restricted shares of Common Stock to the Director as an incentive to the Director to surrender the Options and for the Director’s long-term future performance, and (c) has approved and authorized the Company to enter into such transactions, all upon the terms and conditions hereinafter set forth; and

WHEREAS, the Director desires to enter into the transactions contemplated by this Agreement, all upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Surrender and Cancellation of Options.  Subject to the terms and conditions of this Agreement, the Director agrees as of the date hereof to surrender to the Company all of the Options, at which time the Company shall cancel the Options. Upon such cancellation, the stock option agreements representing the Options (the “Option Agreements”) and any other document regarding the surrendered Options will terminate and be of no further force and effect. Such surrender and cancellation are together referred to herein as the “Option Cancellation.”

2.    Issuance of Restricted Shares.  Subject to the terms and conditions of this Agreement, the Company agrees to issue to the Director, as of the date hereof, an aggregate of 17,663 shares of its Common Stock (the “Restricted Shares”), set forth more fully on Exhibit A attached hereto, which Restricted Shares shall be issued pursuant to, and have the terms and conditions set forth in, the Company’s 2007 Equity Incentive Plan and in one or more Restricted Share Agreements in the form attached hereto as Exhibit B (the “Restricted Share Agreement” and, collectively with this Agreement, the “Transaction Documents”). The issuance of the Restricted Shares to the Director, collectively with the Option Cancellation, the “Transactions.”

3.    Deliveries.  Concurrently with the Option Cancellation, (a) the Director shall deliver to the Company the originally executed Option Agreements representing all of the

Options, marked “cancelled” and (b) the Company and the Director shall execute and deliver the Restricted Share Agreement(s).

4.    Representations and Warranties of the Director.  The Director represents and warrants to the Company as follows:

(a)    Obligation of the Director.  The Transaction Documents constitute the legal, valid and binding obligation of the Director, enforceable in accordance with their respective terms.

(b)    Non-Contravention.  Neither the execution and delivery of the Transaction Documents, nor the consummation of the Transactions, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Director is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Director is a party or by which the Director is bound or to which the Director’s assets are subject.

(c)    The Options.  The Director is the record and beneficial owner of the Options. The Director owns the Options free and clear of all claims, charges, equities, liens, security interests, pledges, mortgages or encumbrances (other than (i) as will be discharged on or prior to the date hereof and (ii) any restrictions under the Securities Act of 1933, as amended (the “Securities Act”) or state securities laws).

(d)    Investment Experience.  The Director is an “accredited investor” as defined in Rule 501(a) of Regulation D, promulgated under the Securities Act or, if not an “accredited investor,” either alone or with the Director’s representatives has such knowledge and experience in financial and business matters that the Director is capable of evaluating the merits and risks of the Transactions. The Director is aware of the Company’s business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to enter into and consummate the Transactions. The Director acknowledges that the Director has been afforded the opportunity to ask questions and receive answers from the Company regarding the (i) Company, (ii) Transactions, (iii) Transaction Documents and (iv) Restricted Shares, and to obtain any additional information reasonably necessary to verify the accuracy of such information, and has received satisfactory answers to any such questions. The Director further acknowledges that the Director has been afforded the opportunity to consult the Director’s own legal, tax and financial advisors regarding the (i) Company, (ii) Transactions, (iii) Transaction Documents and (iv) Restricted Shares, and that the Director possesses, either alone or with the Director’s representatives, such business and financial experience to protect the Director’s own interests in connection with the consummation of the Transactions, and further acknowledges that the Director has not received and is not relying upon any legal, tax or financial advice from the Company or any of its employees, officers or representatives.

(e)    Investment Intent.  The Director is acquiring the Restricted Shares for the Director’s own account for investment purposes only and not with a present view to, or for resale in connection with, any distribution thereof, or any direct or indirect participation in any such distribution, in whole or in part, within the meaning of the Securities Act. No arrangement exists between the Director and the Company and any other person regarding the resale or distribution of the Restricted Shares. The Director understands that the right to transfer the Restricted Shares is not permitted absent registration under the Securities Act or an exemption therefrom and that the Company is not required to register the Restricted Shares under the Securities Act or register or qualify the Restricted Shares under any state securities law.

5.    Representations and Warranties of the Company.  The Company represents and warrants to the Director as follows:

(a)    Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)    Authorization.  (i) The Company has all requisite corporate power, capacity and authority and has taken all requisite corporate action to authorize, execute and deliver each of the Transaction Documents, to consummate the Transactions and to carry out and perform all of its obligations under the Transaction Documents and (ii) the Transaction Documents each constitutes the legal, valid and binding obligation of the Company.  Except as otherwise described herein or as may be required by The Nasdaq Global Market, the Company is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency or third party in order to consummate the Transactions.

(c)    Non-Contravention.  Neither the execution and delivery of the Transaction Documents, nor the consummation of the Transactions, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Company is subject, or violate any provision of its certificate of incorporation or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which its assets are subject.

6.    Covenants.

(a)    The Director hereby covenants and agrees that (i) the Director will use the Director’s best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the Transactions and (ii) in case at any time after the date hereof any further action is necessary to carry out the purposes of the Transaction Documents, the Director will take such further action (including, without limitation, the execution and delivery of such further instruments and documents) as the Company reasonably may request, all at the sole cost and expense of the Company.

(b)    The Company hereby covenants and agrees that (i) it will use its best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the Transactions and (ii) in case at any time after the date hereof any further action is necessary to carry out the purposes of the Transaction Documents, it will take such further action (including, without limitation, the execution and delivery of such further instruments and documents) as the Director reasonably may request, all at the sole cost and expense of the Company.

7.    Miscellaneous.

(a)    Entire Agreement.  The Transaction Documents constitute the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(b)    Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, assigns, personal representatives, heirs, executors and administrators.  Notwithstanding the foregoing, neither of the Parties may assign either this Agreement or any of their respective rights, interests, or obligations hereunder without the prior written approval of the other Party.

(c)    Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(d)    Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(e)    Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(f)    Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and the Director.  No waiver by either Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(g)    Survival.  The representations, warranties, covenants and agreements made in this Agreement shall survive the execution and delivery hereof and any investigation made by the Company or the Director.

(h)    Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

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IN WITNESS WHEREOF, the Parties hereto have executed this Exchange Agreement as of the date first above written.

/s/ Steve Barnett
Steve Barnett

MEDIS TECHNOLOGIES LTD.

By:	/s/ Howard Weingrow
Name: Howard Weingrow
Title: Deputy Chairman and COO

Exhibit A

Options and Restricted Shares

	Maximum Number of Subject Options to be Exchanged	Maximum Number of Exchange Shares (at .75:1)
Steve Barnett	23,550	17,663
All Exchange Shares shall vest in full on August 20, 2009

Exhibit B

MEDIS TECHNOLOGIES LTD.
2007 EQUITY INCENTIVE PLAN

RESTRICTED SHARE AGREEMENT

AGREEMENT, dated as of September 28, 2008, between Medis Technologies Ltd., a Delaware corporation (the “Company”), and Steve Barnett (the “Grantee”).

W I T N E S S E T H:

WHEREAS, as of April 18, 2007, the Company adopted the Medis Technologies Ltd. 2007 Equity Incentive Plan (the “Plan”), which Plan authorizes, among other things, the grant of restricted shares of common stock, $.01 par value (“Common Stock”), of the Company to directors, officers and employees of the Company and to other individuals; and

WHEREAS, the Company’s Compensation Committee, as administrator of the Plan, has determined that it would be in the best interests of the Company to grant the Restricted Shares documented herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1    Definitions.  Capitalized terms not defined in this Agreement shall have the meaning ascribed to such terms in the Plan.

2    Grant of Restricted Shares. Subject to the terms and conditions of the Plan and as set forth herein, the Company hereby grants to the Grantee, as of date hereof, an aggregate of 17,663 restricted shares of Common Stock (the “Restricted Stock”).

3    Vesting. Subject to such further limitations as are provided in the Plan and as set forth herein, the Restricted Stock shall vest as follows:

Vesting Date	Restricted Stock (U.S.)	102 Capital Gains Track Restricted Stock Award (with Trustee) (Israel)	102 Ordinary Income Track Restricted Stock Award (with Trustee) (Israel)	102 Non-Trustee Restricted Stock Award (Israel)	3(9) Restricted Stock Award (Israel)
August 20, 2009	17,663	—	—	—	—

4    Termination of Service. (a)  If the Grantee does not continue to provide service to the Company through the Vesting Date set forth in Section 3, all shares of Restricted Stock not vested as of the date Grantee ceases to provide service to the Company will be forfeited (the “Forfeited Shares”), the Grantee shall not have any rights to any of the Forfeited Shares and any stock certificates then held by the Grantee representing the Forfeited Shares shall be cancelled and voided.  Notwithstanding the foregoing, in the event the Grantee’s service to the Company is terminated due to death or Disability, all shares of Restricted Stock held by the Grantee at the time of such death or termination of service due to such Disability shall immediately become vested and released from restriction as of such date.

(b)    In the event the Grantee’s service with the Company shall terminate (other than on account of death or Disability) prior to the end of the Restricted Period, or any other event causing the forfeiture of the Restricted Stock prior to a Vesting Date, the Grantee shall be obligated immediately to redeliver to the Company any stock certificates representing the Forfeited Shares. No payment by the Company will be due to the Grantee for the Forfeited Shares.

5    Certificate Legend.  The share certificate evidencing the Restricted Stock issued hereunder shall be endorsed with the following legend or a legend substantively similar thereto:

THE RESTRICTED SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

THE RESTRICTED SHARES REPRESENTED HEREBY ARE SUBJECT TO A RESTRICTION ON TRANSFER PURSUANT TO THE PROVISIONS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF SUCH RESTRICTED SHARES, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

6    Removal of Certificate Legend.  After the completion of the Restricted Period, the Grantee shall be entitled to have the legend required by Section 5 of this Agreement removed from the applicable stock certificates for the shares of Restricted Stock that have not been forfeited; provided, however, that the first paragraph of such certificate legend shall not be removed unless the shares are in fact registered under the Securities Act or the Company is satisfied that registration is not required thereunder, in its sole discretion.

7    Non−Transferability of Restricted Stock. The Restricted Stock shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the Restricted Period.

8    No Special Rights. The granting of the Restricted Stock shall not be construed to confer upon the Grantee any right with respect to the continuation of his or her service with the Company (or any subsidiary of the Company) or interfere in any way with the right of the Company (or any subsidiary of the Company), subject to the terms of any separate agreement to the contrary, at any time to terminate such service or to increase or decrease the compensation of the Grantee from the rate in existence as of the date hereof.

9    Tax Consequences.  (a)  All tax consequences under any Applicable Law which may arise from the grant of the Restricted Stock, the sale or disposition of any shares granted hereunder or from any other action of the Grantee in connection with the foregoing shall be borne and paid solely by the Grantee, and the Grantee shall indemnify the Company, and its Subsidiaries and Affiliates, and shall hold them harmless against and from any liability for any such tax or penalty, interest or indexation thereon. The Grantee agrees to, and undertakes to comply with, any ruling, settlement, closing agreement or other similar agreement or arrangement with any tax authority in connection with the foregoing which is approved by the Company.  The Grantee is advised to consult with a tax advisor with respect to the tax consequences of receiving the Restricted Stock. The Company does not assume any responsibility to advise the Grantee on such matters, which shall remain solely the responsibility of the Grantee.

(b)    The Grantee may elect to be immediately taxed on the Restricted Stock for United States Federal tax purposes under Section 83(b) of the Code. The Grantee shall notify the Company of his or her election within thirty (30) days of the date hereof.

(c)    The Grantee shall notify the Company in writing promptly and in any event within ten (10) days after the date on which the Grantee first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Restricted Stock granted or received hereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters.  Upon request, the Grantee shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.

(d)    To the extent a 102 Restricted Stock Award is designated above, you declare and acknowledge: (i) that you fully understand that Section 102 of the Israeli Income Tax Ordinance and the rules and regulations enacted thereunder apply to the Restricted Stock specified in this Agreement and to you; and (ii) that you understand the provisions of Section 102, the tax track chosen and the implications thereof. With respect to Restricted Stock granted under Section 102, the terms of such Restricted Stock shall also be subject to the terms of the Trust Agreement made between the Company and the Trustee for the benefit of the Grantee, as well as the requirements of the Israeli Income Tax Commissioner. The grant of Restricted Stock hereunder is further conditioned upon the Grantee signing all documents requested by the Company or the Trustee, in accordance with and under the Trust Agreement. A copy of the Trust Agreement is available for the Grantee’s review, during normal working hours, at the Company’s offices.

10    Investment Representations.  In connection with the receipt of the Restricted Stock, the Grantee represents to the Company the following:

(a)    The Grantee is receiving these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b)    The Grantee understands that the securities have not been registered under the Securities Act.

(c)    The Grantee further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  The Grantee further acknowledges and understands that the Company is under no obligation to register the securities.  The Grantee understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

11    Rights of Stockholder. Except with regard to restrictions on selling, assigning, transferring, pledging, hypothecating, encumbering or otherwise disposing the Restricted Stock, the Grantee will generally have all rights of a shareholder of the Company with respect to the shares of Restricted Stock from the date of grant until forfeiture, if any, pursuant to Section 4, including, without limitation, the right to receive dividends with respect to such Restricted Stock and the right to vote such Restricted Stock, subject to any restrictions in this Agreement or in the Plan.

12    Amendment. Subject to the terms and conditions of the Plan, the Committee may amend this Agreement with the consent of the Grantee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.

13    Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Grantee, to the address as appearing on the records of the Company. Such communication or notice shall be deemed given if and when (a) properly addressed and posted by registered or certified mail, postage prepaid, or (b) delivered by hand.

14    Incorporation of Plan by Reference. The shares of Restricted Stock are granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Restricted Stock shall in all respects be interpreted in accordance with the Plan. In the event of any inconsistency between the Plan and this Agreement, the Plan shall govern.  The Board or the Committee, whichever shall then have authority to administer the Plan, shall interpret and construe the Plan and this Agreement, and their interpretations and determinations shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

15    Acknowledgement.  The Grantee acknowledges receipt of the copy of the Plan attached hereto as Exhibit A.

16    Governing Law. The validity, construction and interpretation of this Agreement shall be governed by and determined in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date above written.

MEDIS TECHNOLOGIES LTD.

By:	/s/ Howard Weingrow
Name: Howard Weingrow
Title: Deputy Chairman and COO

GRANTEE

/S/ Steve Barnett
Name: Steve Barnett

Exhibit A

2007 Equity Incentive Plan